SUB-ITEM 77Q1(a)

                    INVESCO VARIABLE INVESTMENT FUNDS, INC.

                             ARTICLES SUPPLEMENTARY


         INVESCO Variable Investment Funds, Inc. a Maryland corporation (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

         First : The Board of Directors of the Company, by resolutions duly adopted by unanimous written consent dated December _10_, 2003, has (a) increased the aggregate number of shares of stock which the Company shall have the authority to issue from Two Billion (2,000,000,000) to Three Billion Three Hundred Million (3,300,000,000), and (b) classified and designated such newly authorized shares (collectively, the "Shares") as follows: One hundred million (100,000,000) shares as INVESCO VIF - Core Equity Fund - Series II, One hundred million (100,000,000) shares as INVESCO VIF - Dynamics Fund - Series II, One hundred million (100,000,000) shares as INVESCO VIF - Financial Services Fund - Series II, One hundred million (100,000,000) shares as INVESCO VIF - Growth Fund - Series II, One hundred million (100,000,000) shares as INVESCO VIF - Health Sciences Fund - Series II, One hundred million (100,000,000) shares as INVESCO VIF - High Yield Fund - Series II, One hundred million (100,000,000) shares as INVESCO VIF - Leisure Fund - Series II, One hundred million (100,000,000) shares as INVESCO VIF - Real Estate Opportunity Fund - Series II, One hundred million (100,000,000) shares as INVESCO VIF - Small Company Growth Fund - Series II, One hundred million (100,000,000) shares as INVESCO VIF - Technology Fund - Series II, One hundred million (100,000,000) shares as INVESCO VIF - Telecommunications Fund - Series II, One hundred million (100,000,000) shares as INVESCO VIF - Total Return Fund - Series II, and One hundred million (100,000,000) shares as INVESCO VIF - Utilities Fund - Series II, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares of stock as set forth in Articles III and IV of the Charter of the Company (the "Charter") and in any other provisions of the Charter relating to the stock of the Company generally.

         Second : Immediately prior to the filing of these Articles Supplementary, the Company had authority to issue Two Billion (2,000,000,000) shares, $0.01 par value per share, having an aggregate par value of twenty million dollars ($20,000,000.00), of which:

         (a) One hundred million (100,000,000) shares are classified as INVESCO VIF - Core Equity Fund - Series I,
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - Dynamics Fund - Series I,
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - Financial Services Fund - Series I,
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - Growth Fund - Series I,
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - Health Sciences Fund - Series I,
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                  One hundred million (100,000,000) shares are classified as
                  INVESCO VIF - High Yield Fund - Series I,
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - Leisure Fund - Series I,
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - Real Estate Opportunity Fund - Series I,
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - Small Company Growth Fund - Series I,
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - Technology Fund - Series I,
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - Telecommunications Fund - Series I,
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - Total Return Fund - Series I, and
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - Utilities Fund - Series I; and

         (b)      Seven hundred million (700,000,000) shares are unclassified.

         Third : As of the filing of these Articles Supplementary, the Company shall have authority to issue Three Billion Three Hundred Million
(3,300,000,000) shares, $0.01 par value per share, having an aggregate par value of thirty-three million dollars ($33,000,000.00), of which:

         (a) One hundred million (100,000,000) shares are classified as INVESCO VIF - Core Equity Fund - Series I,
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - Dynamics Fund - Series I,
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - Financial Services Fund - Series I,
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - Growth Fund - Series I,
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - Health Sciences Fund - Series I,
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - High Yield Fund - Series I,
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - Leisure Fund - Series I,
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - Real Estate Opportunity Fund - Series I,
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - Small Company Growth Fund - Series I,
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - Technology Fund - Series I,
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - Telecommunications Fund - Series I,
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - Total Return Fund - Series I, and

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                  One hundred million (100,000,000) shares are classified as
                  INVESCO VIF - Utilities Fund - Series I; and


         (b) One hundred million (100,000,000) shares are classified as INVESCO VIF - Core Equity Fund - Series II,
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - Dynamics Fund - Series II,
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - Financial Services Fund - Series II,
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - Growth Fund - Series II,
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - Health Sciences Fund - Series II,
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - High Yield Fund - Series II,
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - Leisure Fund - Series II,
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - Real Estate Opportunity Fund - Series II, One hundred million (100,000,000) shares are classified as INVESCO VIF - Small Company Growth Fund - Series II,
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - Technology Fund - Series II,
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - Telecommunications Fund - Series II,
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - Total Return Fund - Series II, and
                  One hundred million (100,000,000) shares are classified as INVESCO VIF - Utilities Fund - Series II; and

         (c)      Seven hundred million (700,000,000) shares are unclassified.

         Fourth : The Company is registered as an open-end company under the Investment Company Act of 1940.

         Fifth : The total number of shares of capital stock that the Company had authority to issue immediately prior to the filing of these Articles Supplementary was increased by the Board of Directors of the Company in accordance with Section 2-105(c) of the Maryland General Corporation Law.

         Sixth : The Shares were classified by the Board of Directors of the Company under authority granted to it in Article III, Section 3 of the Charter.

         Seventh : The undersigned President of the Company acknowledges these Articles Supplementary to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his

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knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be executed in its name and on its behalf by its President and attested to by its Secretary on this 18th day of November 2003.

                                              By:/s/ Robert H. Graham
                                                -------------------------------
                                                    Name:  Robert H. Graham
                                                    Title: President
ATTEST:

By: /s/ Kevin M. Carome
  -----------------------------
    Name:  Kevin M. Carome
    Title: Secretary


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